UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GROUPON, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENTAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2021

THIS NOTICE SHOULD BE READ IN CONJUCTION WITH THE PROXY STATEMENT.
This Supplement provides information with respect to the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Groupon, Inc. (the “Company”) to be held on June 15, 2021.
On April 28, 2021, the Company commenced distribution of the Notice of the 2021 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company (the “Board”), should be read in conjunction with the Notice and Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Notice and Proxy Statement continues to apply and should be considered in voting your shares.
RESIGNATION OF DIRECTOR AND WITHDRAWAL OF NOMINEE FOR ELECTION
Effective May 14, 2021, Michael Angelakis, the designee of A-G Holdings, L.P. (“AGH”), resigned from the Board. Mr. Angelakis’ resignation occurred in connection with the Company’s repurchase of all of the outstanding $250.0 million aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2022.
Mr. Angelakis’ resignation did not arise from any disagreement with the Company. Due to his resignation, Mr. Angelakis will not stand, and has been withdrawn from nomination, for re-election to the Board at the Annual Meeting. The Board will not nominate a replacement director for election at the Annual Meeting.
Accordingly, the proposal to elect Mr. Angelakis will no longer be presented for a vote of the stockholders at the Annual Meeting. The individuals named under “Proposal 1: Election of Directors” in the Notice and Proxy Statement, other than Mr. Angelakis, remain the Board’s nominees for election as directors to serve for a one-year term and until his or her successor is duly elected and qualified. Our Board recommends a vote FOR each of those nominees for election as directors.
VOTING; REVOCABILITY OF PROXIES
If you have already submitted a proxy to vote your shares, either by returning a completed proxy card or voting instruction form or by Internet or telephone voting, you do not need to re-submit your proxy unless you wish to change your vote. Proxy votes already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that votes will not be cast for Mr. Angelakis.
If you have not yet voted your shares, please do so as soon as possible. You may vote by following the instructions for voting as described in the Notice and Proxy Statement. If you have submitted your proxy, you may change or revoke your vote before it is voted at the Annual Meeting by following the instructions as described in the Notice and Proxy Statement.
Other than as specified above, no items presented in the Notice and Proxy Statement are affected by this Supplement, and you should carefully review the Notice and Proxy Statement and this Supplement prior to voting your shares.
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